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                                  UNITED STATES

                         SECURITIES EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 6, 2003.



                                 SCANSOFT, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                   000-27038                94-3156479
(State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)



                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
                     --------------------------------------
                     Address of principal executive offices



                                 (978) 977-2000
               --------------------------------------------------
               Registrant's telephone number, including area code

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits.

99.1    PRESS RELEASE DATED MAY 6, 2003 BY SCANSOFT, INC.

ITEM 9. REGULATION FD DISCLOSURE

        The information provided in this Report is being furnished under Item 12 of Form 8-K and in accordance with SEC release 33-8216.

        On May 6, 2003, ScanSoft, Inc. announced its financial results for the fiscal quarter ended March 31, 2003. The press release and the reconciliation contained therein, which has been attached as Exhibit 99.1, disclose certain financial measures that exclude acquisition-related amortization and restructuring charges that may be considered non-GAAP financial measures. Generally a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures are provided to enhance the user's overall understanding of ScanSoft's current financial performance and ScanSoft's prospects for the future. Management believes that these measures present a more representative measure of ScanSoft's operating performance because they exclude the impact of acquisition-related amortization and restructuring charges. These measures, however, should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure.





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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SCANSOFT, INC.


                                        /s/ GERALD C. KENT, JR
                                        ----------------------------------------
                                        Gerald C. Kent, Jr., Vice President,
                                        Controller & Chief Accounting Officer
                                        (Principal Accounting Officer)

                                        Date: May 6, 2003



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                                  EXHIBIT INDEX

        (c) Exhibits


        Exhibit
        Number        Description
        ------        -----------

        99.1(1)       Press Release dated May 6, 2003.